                                                                    EXHIBIT 28.I

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1999-Y
                                 March 12, 2002

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-Y Supplement dated as of August 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the March 15, 2002 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal
   Amount)

   1.  The total amount of the distribution to Class A Adjusted Certificateholders on the Payment
       Date per $1,000 interest.                                                                          $            1.593

   2.  The amount of the distribution set forth in paragraph 1 above in respect of principal on
       the Class A Adjusted Certificates, per $1,000 interest                                             $            0.000

   3.  The amount of the distribution set forth in paragraph 1 above in respect of interest on
       the Class A Adjusted Certificates, per $1,000 interest                                             $            1.593

B. Information Regarding the Performance of the Trust

   1.  Collections of Receivables
   ------------------------------

   a.  The aggregate amount of Collections of Receivables processed for the Due
       Period with respect to the current Distribution Date which were allocated in
       respect of the Investor Certificates of all Series                                                 $ 1,378,374,873.83

   b.  The aggregate amount of Collections of Receivables processed for the Due
       Period with respect to the current Distribution Date which were allocated in
       respect of the Series 1999-Y Certificates                                                          $   183,296,874.96

   c.  The aggregate amount of Collections of Receivables processed for the Due
       Period with respect to the current Distribution Date which were allocated in
       respect of the Class A Certificates                                                                $   160,384,765.47

   d.  The amount of Collections of Receivables processed for the Due
       Period with respect to the current Distribution Date which were allocated in respect of the Class A Adjusted Certificates, per
       $1,000 interest                                                                                    $          291.609

   e.  The amount of Excess Spread for the Due Period with respect to the current
       Distribution Date                                                                                  $     6,169,268.49

   f.  The amount of Reallocated Principal Collections for the Due Period with respect
       to the current Distribution Date allocated in respect of the Class A Certificates                  $             0.00

   g.  The amount of Excess Finance Charge Collections allocated in respect of the
       Series 1999-Y Certificates, if any                                                                 $             0.00






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                                                                  Series  1999-Y

h.   The amount of Excess Principal Collections allocated in
     respect of the Series 1999-Y Certificates, if any                   $              0.00

2.   Receivables in Trust
-------------------------

a.   Aggregate Principal Receivables for the Due Period with
     respect to the current Distribution Date (which reflects the
     Principal Receivables represented by the Exchangeable
     Seller's Certificate and by the Investor Certificates of all
     Series)                                                             $ 13,315,354,451.22

b.   The amount of Principal Receivables in the Trust represented by the Series 1999-Y Certificates (the "Adjusted Invested
     Amount") for the Due Period with respect to the current
     Distribution Date                                                   $    628,571,429.00

c.   The amount of Principal Receivables in the Trust represented by the Class A Certificates (the "Class A Adjusted Invested
     Amount") for the Due Period with respect to the                     $    550,000,000.00
     current Distribution Date

d.   The Invested Amount for the Due Period with respect to the
     current Distribution Date                                           $    628,571,429.00

e.   The Class A Invested Amount for the Due Period with respect
     to the current Distribution Date                                    $    550,000,000.00

f.   The Invested Percentage with respect to Finance Charge
     Receivables (including Interchange) and Defaulted
     Receivables for the Series 1999-Y Certificates for the Due
     Period with respect to the current Distribution Date                              4.721%

g.   The Invested Percentage with respect to Principal
     Receivables for the Series 1999-Y Certificates for the Due
     Period with respect to the current Distribution Date                              4.721%

h.   The Class A Floating Percentage for the Due Period with
     respect to the current Distribution Date                                         87.500%

i.   The Class A Principal Percentage for the Due Period with
     respect to the current Distribution Date                                         87.500%

j.   The Collateral Floating Percentage for the Due Period with
     respect to the current Distribution Date                                         12.500%

k.   The Collateral Principal Percentage for the Due Period with
     respect to the current Distribution Date                                         12.500%

3.   Delinquent Balances
------------------------

     The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the
     Due Period for the current Distribution Date                        $    570,436,919.52












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                                                                   Series 1999-Y

 4.  Investor Default Amount
 ---------------------------

 a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-Y
     Certificates (the "Investor Default Amount")

     1. Investor Default Amount                                               $  3,439,487.87
     2. Recoveries                                                            $    199,837.90
     3. Net Default Receivables                                               $  3,239,649.97

 b.  The Class A Investor Default Amount

     1. Investor Default Amount                                               $  3,009,551.88
     2. Recoveries                                                            $    174,858.16
     3  Net Default Receivables                                               $  2,834,693.72

 c.  The Collateral Investor Default Amount

     1. Investor Default Amount                                               $    429,935.99
     2. Recoveries                                                            $     24,979.74
     3. Net Default Receivables                                               $    404,956.25

 5.  Investor Charge-offs.
 ------------------------

 a.  The amount of the Class A Adjusted Investor Charge-Offs per
     $1,000 interest after reimbursement of any such Class A Adjusted
     Investor Charge-Offs for the Due Period with respect to the
     current Distribution Date                                                $          0.00

 b.  The amount attributable to Class A Adjusted Investor
     Charge-Offs, if any, by which the principal balance of the
     Class A Adjusted Certificates exceeds the Class A Adjusted
     Invested Amount as of the end of the day on the Record Date
     with respect to the current Distribution Date                            $          0.00

 c.  The amount of the Collateral Charge-Offs,if any, for the Due
     Period with respect to the current Distribution Date                     $          0.00

 6.  Monthly Servicing Fee
 -------------------------

 a.  The amount of the Monthly Servicing Fee payable from available funds by the Trust to the Servicer with respect to the current
     Distribution Date                                                        $    130,952.38

 b.  The amount of the Interchange Monthly Servicing Fee payable to
     the Servicewith respect to the current Distribution Date                 $    654,761.91

 7.  Available Cash Collateral Amount
 ------------------------------------

 a   The amount, if any, withdrawn from the Cash Collateral Account
     for the current Distribution Date (the "Withdrawal Amount")              $          0.00

 b.  The amount available to be withdrawn from the Cash Collateral
     Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date (the "Available Cash Collateral
     Amount" for the next Distribution Date)                                  $  6,285,715.00






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                                                                  Series: 1999-Y

    c.   The amount as computed in 7.b as a percentage of the Class A
         Adjusted Invested Amount after giving effect to all
         reductions thereof on the current Distribution Date                           1.143%

    8.   Collateral Invested Amount
    -------------------------------

    a.   The Collateral Invested Amount for the current Distribution
         Date                                                                $ 78,571,429.00

    b.   The Collateral Invested Amount after giving effect to all
         withdrawals, deposits, and payments on the current
         Distribution Date                                                   $ 78,571,429.00

    9.   Total Enhancement
    ----------------------

    a.   The total Enhancement for the current Distribution Date
                                                                             $ 84,857,144.00

    b.   The total Enhancement after giving effect to all
         withdrawals, deposits and payments on the current
         Distribution Date                                                   $ 84,857,144.00

C. The Pool Factor
------------------

         The Pool Factor (which represents the ratio of the Class A
         Adjusted Invested Amount on the last day of the month ending on the Record Date adjusted for Class A Adjusted Investor
         Charge-Offs set forth in B.5.a above and for the
         distributions of principal set forth in A.2 above to the
         Class A Adjusted Initial Invested Amount). The amount of a
         Class A Adjusted Certificateholder's pro rata share of the
         Class A Adjusted Invested Amount can be determined by
         multiplying the original denomination of the holder's Class
         A Adjusted Certificate by the Pool Factor                              100.00000000%

D. Principal Funding Account
----------------------------

    1.   The Principal Funding Investment Proceeds deposited in the
         Collection Account for the current Distribution Date to be
         treated as Class A Available Funds                                  $          0.00

    2.   The Excess Principal Funding Investment Proceeds for the
         current Distribution Date                                           $          0.00

    3.   The Principal Funding Account Balance as of the end of the
         day on the current Distribution Date                                $          0.00

    4.   The Deficit Controlled Accumulation Amount for the preceding
         Due Period                                                          $          0.00

E. Reserve Account
------------------

    1.   The Reserve Draw Amount for the current Distribution Date
                                                                             $          0.00

    2.   The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available
         Reserve Account Amount" for the next Distribution Date)             $          0.00


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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page













                                       First USA Bank, National Association
                                            as Servicer



                                              /s/ Tracie Klein
                                       By:    ----------------------------------
                                                  TRACIE KLEIN
                                       Title      FIRST VICE PRESIDENT